Exhibit 99.2

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		香港中環皇后大道中5號衡怡大廈28樓			香港中環皇后大道中15號置地廣場公爵大廈35樓3507室
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Date: 26 November 2024

BY POST & BY EMAIL

Hong Kong Pharma Digital Technology Holdings Limited

Room B1, 5/F., Well Town Industrial Building,

13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

Attention: Mr. Wong Lap Sun

Dear Sirs,

Re: Hong Kong Legal Opinion

1.	We are instructed by Hong Kong Pharma Digital Technology Holdings Limited, a company incorporated in the Cayman Islands with limited liability (the “Company”) in relation to the Company’s proposed listing of its certain ordinary shares (the “Ordinary Shares”) on Nasdaq Capital Market by way of an initial public offering (the “IPO”) (the “Purpose”) as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission of the United States of America (the “SEC”) under the U.S. Securities Act of 1993 (as amended) in relation to the IPO.

2.	We have acted as the Hong Kong legal advisers to the Company, which holds the entire issued share capital of two limited companies incorporated the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), namely, Joint Cross Border Logistics Company Limited and V-Alliance Technology Supplies Limited (the “Hong Kong Companies”).

3.	We confirm that we are lawyers qualified to practice in Hong Kong to give this legal opinion (the “Opinion”).

4.	For the purpose of this Opinion, we have carried out due diligence on the Hong Kong Companies, reviewed and examined copies of the Registration Statement, and such other documents as we have considered necessary or advisable for the purpose of rendering this Opinion, which are provided to us by the Company and the Hong Kong Companies and/or obtained through public searches (collectively, the “Documents”). Apart from the Documents, we have relied upon a written confirmation signed by a director of each of the Hong Kong Companies on 26 November 2024 (the “Written Confirmation”) confirming certain matters of fact that are relevant to the rendering of this Opinion.

Partners 合伙人	Ernest Chung 鍾永賢	Danny Hong 康錦里	Howard Lau 劉匡堯	Lily Liang 梁百合	Boaz Cheung 張頌哲	Stephen Kei 紀杰龍	Foreign Lawyers 外地律師	Frank Li 李 忠	Sally Bi 畢秀麗	Yan Li 李 妍	Youchen Lu 呂友臣	Shireen Shek 石美云	Huan Song 宋 歡
	Dobie Wan 温美倩	Lawrence Chan 陳錦文	Frederick Tai 戴致衡	Crystal Wong 黄雅婷	Stan Cheung 張偉東	Samuel Ng 吳嘉智		Robbie Wang 王厚盛	Susan Xiao 肖 瀟	Fan Zhang 張 帆	Xiongfei Chen 陳雄飛	Harrison Jia 賈輝	Weifeng Guo 郭衛鋒
	Albert Li 李翰卿							Johnny Huang 黃加寧	Le Li 李樂	Ganghong Sun孙钢宏	Jianjun Xu 徐建军	Linda Gao 高玲	Neil Wang 王一品
Consultant 顧問律師	Simon Chan 陳志冲	Chloe Ma 馬潔穎	Edward Cheung 張偉樑

Assumptions and Qualifications

5.	For the purposes of this Opinion, we have assumed without investigation that:

(a)	all copies of the Documents conform to their originals;

(b)	where applicable, all signatures on the Documents are genuine, authentic and complete;

(c)	where applicable, all individuals signing or executing the Documents have the requisite legal capacity and are duly authorised to sign or execute the Documents; and

(d)	all information provided by the Company and/or the Hong Kong Companies is true and correct; and

(e)	the information disclosed in the public record did not fail to disclose any information which had been delivered for filing or registration.

6.	This Opinion is limited to and is given based on our understanding of the current laws in Hong Kong as at the date hereof. As we are lawyers qualified to practise in the jurisdiction of Hong Kong, this Opinion shall not be taken to express or imply any opinion on the laws of any jurisdictions other than Hong Kong and we have not investigated the laws of any jurisdiction other than Hong Kong.

7.	This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This Opinion speaks as of its date and we undertake no obligation to update this Opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to any person or entity of any subsequent events, facts or other matters which might affect the opinions given herein.

8.	This Opinion is based solely upon our inspection of the Documents and the Written Confirmation, without any further independent investigation with respect thereto.

9.	In relation to the searches at the Companies Registry of Hong Kong against the Hong Kong Companies:-

a.	all such information is true, accurate and complete and that such material information has not since then been altered;

b.	that all information which is required to be delivered for registration has been duly delivered;

c.	that there are no other circumstances which have arisen since then that would require any other information to be registered or filed, or if known to us would cause us to alter or amend this opinion; and

d.	that such search did not fail to disclose any material information which had been delivered for registration or filing at the time of the said search.

10.	In relation to the litigation and winding-up records as referred to above:

a.	all such information is true, accurate and complete and that such material information has not since then been altered; and

b.	that such record did not fail to disclose any material information which should have been disclosed at the record of the relevant authorities or the search agent at the time of the said search.

11.	The searches at the Companies Registry and the Official Receiver’s Office in Hong Kong are not capable of revealing conclusively whether or not a winding up or bankruptcy petition has been presented and/or a notice of a winding up order has been made or a resolution has been passed or a receiver has been appointed which in each case has not been filed at the Companies Registry or has been delivered for registration but was not made available to the public at the time of search.

12.	The winding up search reports of the Official Receiver’s Office in Hong Kong typically contain notes and qualifications and this opinion is qualified accordingly. The qualifications in the search reports include those to the effect that:-

a.	the Official Receiver’s Office has no record of voluntary winding up;

b.	the computer does not keep records of winding up cases closed before 1984; and

c.	the information made available in the report is provided according to computer records which are extracted at the time stated in the report.

13.	In case of the litigation search, the search was conducted by the search agent, Black & White Investigation, in its databank. The search results show only litigation proceedings involving persons with identical names as the relevant company(ies) and person(s). Further, there is a time lag between receipt of information from offices of departments of the Government of Hong Kong and the time that information is entered into the databank maintained by Black & White Investigation. Further, reconfirmation of information from the courts of Hong Kong may take up to three working days.

14.	This Opinion is provided to you solely for the Purpose. As such, they may be relied upon by you only in consummating the Purpose and may not be used or relied upon on any other transactions or matters or by any other person for any other purposes whatsoever without our prior written consent.

15.	Save as the above, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Legal opinion

16.	Subject to the Assumptions and Qualifications listed and based on the due diligence results, we are of the opinion that:-

(a)	Solely based on the certificate of incorporated dated 18 July 2017 and certificate of change of name dated 4 April 2019 of Joint Cross Border Logistics Company Limited and the certificate of incorporated dated 1 September 2016 and the search at the Companies Registry of Hong Kong on 26 November 2024, the Hong Kong Companies are incorporated in Hong Kong, and have since then been validly existing under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong). Solely based on the search results at the Companies Registry of Hong Kong on 26 November 2024 and the Hong Kong litigation and winding-up search records of each of the Hong Kong Companies as respectively conducted by Black & White Investigation on 22 November 2024, (i) no resolution has been passed to voluntarily wind up the Hong Kong Companies; (ii) no winding up petition has been presented to the Hong Kong Companies; (iii) no order has been made by any court for the winding up or administration of the Hong Kong Companies; and (iv) no receiver or administrator has been appointed in relation to the Hong Kong Companies or any of its assets or revenues;

(b)	the description of Hong Kong laws, if any, set forth in the Document under the captions “Prospectus Summary”, “Risk Factors”, “Business”, “Regulations” and “Enforceability of Civil Liabilities” in each case insofar as such statements summarize Hong Kong laws, correctly and fairly summarizes the matters referred to therein in all material respects, and nothing has been omitted from such description which would make the same misleading in any material aspect; and;

(c)	the description of Hong Kong laws set forth in the Document under the caption “Taxation — Hong Kong Taxation”, in each case insofar as such statements summarize Hong Kong tax laws, correctly and fairly summarizes Hong Kong laws with respect to profit tax applicable to the business operation of the Hong Kong Companies incorporated in Hong Kong in all material respects.

17.	We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Yours faithfully,

/s/ DEHENG LAW OFFICES (HONG KONG) LLP
DEHENG LAW OFFICES (HONG KONG) LLP

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